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                          CHRISTMAN, PETERS & MADDEN
                          1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019
                                  __________
                                (212) 554-4242

                                                                    EXHIBIT 10.9

                               November 14, 1997

Board of Directors
Grip Technologies, Inc.
10 Corporate Park
Suite 130
Irvine, CA 92714
Attention:  Mr. Sam G. Lindsay
            President and Chief Executive Officer

Gentlemen:

The purpose of this letter is to confirm that Christman, Peters & Madden has been retained to act as exclusive financial advisor for Grip Technologies, Inc. (the "Company") for a period of twelve (12) months from the date hereof, including in connection with a proposed and contemplated financing by the Company in an amount totalling between approximately $2,000,000 and $3,000,000. The structure of such financing and the form of the securities are yet to be determined.

The Company's engagement of CPM shall be pursuant to the following terms and conditions:

(1) As part of CPM's services hereunder, in connection with any debt or equity financing required by the Company (outlined above), CPM will seek to arrange, on a best efforts basis, a private placement of debt or equity securities (the "Securities") as required, and as approved by the Company. CPM understands that the Company believes it has an immediate requirement for an equity financing. The Company will prepare and furnish CPM with a business plan and private placement memorandum (and any amendments or supplements which, together with the appendices and exhibits thereto, are herein referred to as the "Offering Materials") relating to the Securities. The Offering Materials will be in final form, approved by the Company, prior to circulation or distribution to prospective purchasers of the Securities. No Offering Materials shall be transmitted to prospective purchasers in draft form, or in the form of interim documentation. CPM will assist in the preparation of the Company's Offering Materials and may assist in the structuring, negotiation, documentation and closing (the "Closing") of the sale of Securities for sales to be made directly by the Company to purchasers pursuant to purchase agreements to be entered into between the Company and each purchaser.

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Grip Technologies, Inc.
November 14, 1997
Page 2

     The Company authorizes CPM to transmit the Offering Materials to prospective purchasers of the Securities, and represents and warrants that the Offering Materials, at all times through the Closing, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company will also cause to be furnished to CPM, at the Closing, copies (addressed to CPM if requested) of such agreements, opinions, certificates and other documents delivered at the Closing as CPM may reasonably request.

(2) The Company will pay CPM a non-refundable cash retainer fee of $25,000, payable upon execution of this letter agreement. Any cash retainer fees paid to CPM will be credited against any reimbursement paid by the Company to CPM for out-of-pocket expenses incurred by CPM pursuant to CPM's engagement hereunder, as outlined below in Section (3).

(3) The Company will reimburse CPM from time to time, promptly upon demand, for all reasonable expenses (including fees and disbursements of CPM's legal counsel, and all of CPM's travel and other expenses) incurred by CPM in connection with this engagement; provided, however, that in no event will the out-of-pocket expenses incurred by CPM pursuant to this engagement exceed $25,000 without the prior written consent of the Company.

(4) As compensation for CPM's services, upon execution of this letter agreement the Company agrees to grant and issue to CPM a warrant (the "Warrant") to purchase up to 600,000 shares of the Company's common stock. The Warrant will be exercisable for a period of five years commencing from the date of issuance upon terms and conditions acceptable to CPM. A copy of the warrant is attached hereto.

(5) Upon execution of this letter agreement, the Company agrees to nominate and support for election a designee of CPM to the Company's Board of Directors for a period of three (3) years from the date hereof. CPM has not yet designated a candidate for election to the Board of Directors of the Company.

(6) No advice given by CPM in connection with the services rendered by CPM hereunder will be quoted, nor will any such advice or the name of CPM be referred to, in any report, document, release or other communication, whether written (including, without limitation, the Offering Materials) or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, CPM's prior written consent.

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Grip Technologies, Inc.
November 14, 1997
Page 3

(7) The Company has not taken, and will not take any action, directly or indirectly, so as to cause the securities transactions contemplated by this agreement to fail to be entitled to exemption from the registration requirements of the Securities Act of 1933, including pursuant to Section 4(2) thereof.

(8) Each party hereto represents and warrants to the other that this letter agreement has been duly authorized, executed and delivered by it.

(9) Because CPM will be acting on behalf of the Company in connection with CPM's engagement hereunder, the Company and CPM have entered into a separate letter agreement in the form attached hereto, dated the date hereof, providing for indemnification of CPM in connection with CPM's engagement.

(10) This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

If the foregoing correctly sets forth the understanding of the Company, please so indicate and confirm by signing and returning to the undersigned one of the enclosed duplicates of this letter and the Warrant, along with a check for $25,000, representing the cash retainer, whereupon this letter shall constitute a binding agreement.

We are delighted to accept this engagement and look forward to working with the Company on this assignment.


                                        Very truly yours,

                                        CHRISTMAN, PETERS & MADDEN

                                        /s/ Geoffrey S.P. Madden
                                        ------------------------------
                                        By:    Geoffrey S.P. Madden
                                        Title: General Partner

ACCEPTED AND AGREED:

Grip Technologies, Inc.


/s/ Sam G. Lindsay
-----------------------------
By:    Mr. Sam G. Lindsay
Title: President and Chief Executive Officer

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                               November 14, 1997

Christman, Peters & Madden
35th Floor
1285 Avenue of the Americas
New York, New York 10019

In connection with activities of Christman, Peters & Madden ("CPM") pursuant to a letter agreement, dated as of the date hereof, between Grip Technologies, Inc. ("the Company") and CPM, as the same may be amended from time to time, including without limitation any activities of CPM in connection with any transaction contemplated by such letter agreement, whether occurring before, at or after the date hereof, the Company agrees to defend, indemnify and hold harmless CPM and its affiliates, the respective limited and general partners, directors, officers, agents and employees of CPM and its affiliates and each other person, if any, controlling CPM or any of its affiliates (hereinafter collectively referred to as the "indemnified parties"), to the full extent lawful, from and against any losses, damages, liabilities, expenses or claims (or actions in respect thereof, including without limitation shareholder and derivative actions) related to or otherwise arising out of such engagement or CPM's role in connection therewith, or any breach by the Company of such letter agreement, and will reimburse any indemnified party for any legal or other expense incurred by such indemnified party in connection with investigating, preparing or defending any claim, action, proceeding or investigation (whether or not such indemnified party is itself a defendant in or target of, the action, proceeding or investigation in respect of which indemnity or reimbursement may be sought and whether or not such action involves a third party). The Company will not, however, be responsible for any damages, liabilities, expenses or claims which are finally judicially determined by a court of competent jurisdiction to have resulted solely from CPM's bad faith, gross negligence or willful misconduct. The Company also agrees that no indemnified party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its officers, directors, agents, counsel or controlling persons for or in connection with such engagement except for any such liability for losses, damages, liabilities, expenses or claims incurred by the Company that are finally judicially determined by a court of competent jurisdiction to have resulted solely from CPM's bad faith, gross negligence or willful misconduct. Promptly after commencement of any action or proceeding with respect to which indemnification is being sought hereunder such person will notify the Company in writing of such complaint or of the commencement of such action or proceeding but failure to so notify the Company will not relieve the Company from

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Christman, Peters & Madden
November 14, 1997
Page 2

any liability which the company may have hereunder or otherwise, except to the extent that such failure materially prejudices the Company's rights.

The Company shall be entitled to participate with counsel of its choice in the defense of any such action, proceeding, complaint or investigation. The Company shall, upon the request of any indemnified party, assume the defense of such indemnified party with counsel reasonably satisfactory to such indemnified party, provided that the fees and expenses of such counsel shall be paid by the Company. Notwithstanding the foregoing, each indemnified party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action, proceeding, complaint or investigation and to participate in the action, proceeding, complaint or investigation, and the Company shall bear the fees and expenses of such separate counsel (and shall pay such fees and expenses as and when incurred), only if either (i) such indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or another indemnified party which are different from or additional to those available to the Company, (ii) the Company shall not have employed counsel reasonably satisfactory to represent such indemnified party within a reasonable time after the Company shall have notice of the institution of any such action, proceeding, complaint or investigation, or (iii) the Company shall authorize, in writing, such indemnified party to employ separate counsel at the expense of the Company. Counsel for each indemnified party will cooperate with the Company in the defense of any action, proceeding, complaint or investigation to the extent consistent with its professional responsibilities. The Company shall not be liable for the settlement by any indemnified party of any action, proceeding, complain or investigation effected without its consent, which consent will not be unreasonably withheld. The Company agrees that it will not, without the prior written consent of CPM, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not CPM or any other indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of CPM and all other indemnified parties from all liability arising out of such claim, action, suit or proceeding.

In the event that the foregoing indemnification is unavailable to any indemnified party for any reason or insufficient to hold any indemnified party harmless, then the Company agrees to contribute to any such losses, damages, liabilities, expenses, claims or actions and will do so in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by, and the relative fault of, the indemnified parties, on the one hand, and the Company and the Company's securityholders, on the other, as well as any other relevant equitable considerations, from any actual or proposed transactions. The Company and CPM agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. No party found liable for a fraudulent misrepresentation shall


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Christman, Peters & Madden
November 14, 1997
Page 3

be entitled to contribution from any party who is not also found liable for such fraudulent misrepresentation.

The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise, and shall be in addition to any liability which the Company may otherwise have. This Agreement shall remain in full force and effect following the completion or termination of CPM's engagement and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified party.

                                   Very truly yours,

                                   GRIP TECHNOLOGIES, INC.


                                   /s/ Sam G. Lindsay
                                   --------------------------------
                                   By:    Mr Sam G. Lindsay
                                   Title: President and Chief Executive Officer

ACCEPTED:

CHRISTMAN, PETERS & MADDEN

/s/ Geoffrey S.P. Madden
-------------------------------
By:    Geoffrey S.P. Madden
Title: General Partner